UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2009

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northern Drive, Unit 8
Mississauga, Ontario L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (905) 673-8501

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE
INDEX TO EXHIBITS
EX-99.1: PRESS RELEASE DATED OCTOBER 2, 2009

Item 1.01 Entry into Material Definitive Agreement.

On September 28, 2009 JAG Media Holdings, Inc., a Nevada corporation (now known as CardioGenics Holdings Inc.) (“CardioGenics”) and Gilford Securities Incorporated (“Gilford”) entered into an agreement, dated as of September 24, 2009, pursuant to which Gilford will provide various investment banking services to CardioGenics (the “Agreement”). The term of the Agreement is one (1) year and may be extended for additional terms upon written agreement of the parties.

Under the terms of the Agreement, Gilford will provide to CardioGenics various investment banking services, including placement agent services in connection with a proposed private placement of up to $10,000,000, as well as certain advisory and M&A services.

For their placement agent services, Gilford shall receive (a) cash compensation equal to 8% of the amounts raised in the proposed private placement and (b) stock compensation in the form of warrants to purchase a number of shares of the company’s common stock equal to 8% of the number of shares of common stock issued to the investors in the proposed private placement, which warrants shall have a per share exercise price equal to the per share price paid by the investors in the proposed private placement.

Compensation for any advisory and/or M&A services provided by Gilford shall be agreed upon by CardioGenics and Gilford prior to the performance of any such services.

During the first six months of the initial term, CardioGenics shall pay Gilford a monthly retainer fee of $10,000, which amount shall be credited against fees earned by Gilford pursuant to the Agreement.

A press release regarding the Agreement is also filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Index to Exhibits

99.1	Press Release dated October 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: October 2, 2009